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                                                                       Exhibit 1

                            JOINT FILING AGREEMENT


    In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to their shares of common stock, par value $1.00 per share, of TCC Industries, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes the other party to this Agreement to file on its behalf any and all amendments to such statements.

Dated as of February 10, 1997


                                           /s/ Walter A. DeRoeck
                                          ---------------------------
                                          Walter A. DeRoeck

                                           /s/ Robert Thomajan
                                          ---------------------------
                                          Robert Thomajan